Earnings Release

Mastercard Incorporated Reports
Second-Quarter 2019 Financial Results

•	Second-quarter net income of $2.0 billion, or diluted earnings per share of $2.00

•	Second-quarter adjusted net income of $1.9 billion, or adjusted diluted earnings per share of $1.89

•	Second-quarter net revenue of $4.1 billion, an increase of 12%, or 15% on a currency-neutral basis

•	Second-quarter gross dollar volume up 13% and purchase volume up 13%

Purchase, NY - July 30, 2019 - Mastercard Incorporated (NYSE: MA) today announced financial results for the second-quarter 2019.

“We continue to execute well against our strategy and had another strong quarter of revenue and earnings growth,” said Ajay Banga, Mastercard president and CEO.  “We are driving growth in our core products with key wins around the globe, and our recent acquisitions, such as Transfast, and new partnerships, like P27 in the Nordics, will help us address our customers’ evolving payments needs, particularly in the areas of real-time account-to-account and cross-border payments.”

Quarterly Results

Summary of Second-Quarter Operating Results Amounts in billions ($), except per share data			Increase / (Decrease)
	Q2 2019	Q2 2018	Reported GAAP	Currency-neutral
Net revenue	$4.1	$3.7	12%	15%
Operating expenses	$1.7	$1.7	(1)%	1%
Operating income	$2.4	$1.9	24%	28%
Operating margin	58.3%	52.8%	5.4 ppt	5.9 ppt
Effective income tax rate	18.7%	18.3%	0.4 ppt	0.6 ppt
Net income	$2.0	$1.6	31%	35%
Diluted earnings per share	$2.00	$1.50	33%	39%

Summary of Key Second-Quarter Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	Q2 2019	Q2 2018	As adjusted	Currency-neutral
Net revenue	$4.1	$3.7	12%	15%
Adjusted operating expenses	$1.7	$1.5	14%	17%
Adjusted operating margin	58.3%	59.0%	(0.7) ppt	(0.4) ppt
Adjusted effective income tax rate [2]	18.5%	18.8%	(0.3) ppt	(0.1) ppt
Adjusted net income [2]	$1.9	$1.7	11%	15%
Adjusted diluted earnings per share [2]	$1.89	$1.66	14%	17%

1 The Summary of Non-GAAP Results excludes the impact of gains and losses on the company’s equity investments, special items (“Special Items”) and/or foreign currency. See page 4 for a discussion of Mastercard’s “Non-GAAP Financial Information” and page 13 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.
2 For the three months ended June 30, 2019, Mastercard updated its non-GAAP methodology to exclude the impact of gains and losses on the company’s equity investments. Prior year periods were not restated, as the impact of the change was de minimis.

-more-

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The following additional details are provided to aid in understanding Mastercard’s second-quarter 2019 results, versus the year-ago period:

•	Net revenue increased 12% as reported, or 15% on a currency-neutral basis, driven by the impact of the following factors:

◦	An increase in switched transactions of 18%.

◦	An increase in cross-border volumes of 16% on a local currency basis.

◦	A 13% increase in gross dollar volume, on a local currency basis, to $1.6 trillion.

◦	An increase in other revenues of 23%, or 24% on a currency-neutral basis, driven by the company’s Cyber & Intelligence and Data & Services solutions.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses decreased 1%, and increased 1% on a currency-neutral basis. Excluding the impact of Special Items in the second quarter of 2018, adjusted operating expenses increased 14%, or 17% on a currency-neutral basis. This includes a 2 percentage point increase due to acquisitions and a 5 percentage point increase related to the differential in hedging gains and losses versus the year-ago period. The remaining 10 percentage points of growth was primarily related to the company’s continued investment in strategic initiatives.

•
Other income (expense) was favorable $136 million versus the year-ago period, primarily due to net gains recorded on equity investments in the current period. Excluding these gains, adjusted other income (expense) was slightly unfavorable, due to higher interest expense related to the company’s debt issuance in May 2019.

•
The effective tax rate for the second quarter of 2019 was 18.7%, versus 18.3% for the comparable period in 2018. The adjusted effective tax rate for the second quarter of 2019 was 18.5%, versus 18.8% for the comparable period in 2018, primarily due to a more favorable geographic mix of earnings.

•	As of June 30, 2019, the company’s customers had issued 2.6 billion Mastercard and Maestro-branded cards.

Return of Capital to Shareholders

During the second quarter of 2019, Mastercard repurchased approximately 7.7 million shares at a cost of $1.9 billion and paid $337 million in dividends. Quarter-to-date through July 25, the company repurchased an additional 1.8 million shares at a cost of $493 million, which leaves $2.6 billion remaining under current repurchase program authorizations.

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Year-to-Date Results for the Six Months Ended June 30, 2019

Summary of Year-to-Date Operating Results Amounts in billions ($), except per share data			Increase / (Decrease)
	YTD 2019	YTD 2018	Reported GAAP	Currency-neutral
Net revenue	$8.0	$7.2	10%	14%
Operating expenses	$3.4	$3.5	(3)%	—%
Operating income	$4.6	$3.8	23%	28%
Operating margin	57.6%	51.9%	5.7 ppt	6.2 ppt
Effective income tax rate	17.2%	17.8%	(0.6) ppt	(0.4) ppt
Net income	$3.9	$3.1	28%	33%
Diluted earnings per share	$3.80	$2.91	31%	36%

Summary of Key Year-to-Date Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	YTD 2019	YTD 2018	As adjusted	Currency-neutral
Net revenue	$8.0	$7.2	10%	14%
Adjusted operating expenses	$3.4	$3.1	8%	11%
Adjusted operating margin	57.6%	56.6%	1.0 ppt	1.4 ppt
Adjusted effective income tax rate[2]	17.7%	18.2%	(0.6) ppt	(0.3) ppt
Adjusted net income[2]	$3.8	$3.3	13%	18%
Adjusted diluted earnings per share[2]	$3.66	$3.16	16%	20%

1 The Summary of Non-GAAP Results excludes the impact of gains and losses on the company’s equity investments, Special Items and/or foreign currency. See page 4 for a discussion of Mastercard’s “Non-GAAP Financial Information” and page 14 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.
2 For the six months ended June 30, 2019, Mastercard updated its non-GAAP methodology to exclude the impact of gains and losses on the company’s equity investments. Prior year periods were not restated, as the impact of the change was de minimis.

The following additional details are provided to aid in understanding Mastercard’s year-to-date 2019 results, versus the year-ago period:

•	Net revenue increased 10% as reported, or 14% on a currency-neutral basis, driven by the impact of the following factors:

◦	An increase in switched transactions of 17%.

◦	An increase in cross-border volumes of 15% on a local currency basis.

◦	A 12% increase in gross dollar volume, on a local currency basis, to $3.1 trillion.

◦	An increase in other revenues of 18%, or 19% on a currency-neutral basis, driven by the company’s Cyber & Intelligence and Data & Services solutions.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses decreased 3% and were flat on a currency-neutral basis. Excluding the impact of Special Items in 2018, adjusted operating expenses increased 8%, or 11% on a currency-neutral basis. This includes a 1 percentage point increase due to acquisitions and a 2 percentage point increase related to the differential in hedging gains and losses versus the year-ago period. The remaining 8 percentage points of growth was primarily related to the company’s continued investment in strategic initiatives.

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•	Other income (expense) was favorable $148 million versus the year-ago period, primarily due to net gains recorded on equity investments in the current period.

•
The effective tax rate for the first half of 2019 was 17.2%, versus 17.8% for the comparable period in 2018. The adjusted effective tax rate was 17.7%, versus 18.2% for the comparable period in 2018, primarily due to a more favorable geographic mix of earnings.

Second-Quarter Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its second-quarter 2019 results.

The dial-in information for this call is 833-236-5755 (within the U.S.) and 647-689-4183 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 9648527.

This call can also be accessed through the Investor Relations section of the company’s website at  www.mastercard.com/investor. Presentation slides used on this call will also be available on the website.

Non-GAAP Financial Information

Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The company excluded these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items.
In addition, the company presents growth rates, including net revenue, adjusted for the impact of foreign currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results. The impact of foreign currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional foreign currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The company believes the presentation of currency-neutral growth rates provides relevant information to understanding its operating results.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be

Mastercard Incorporated - Page 5

considered in isolation or as a substitute for the company’s related financial results prepared in accordance with GAAP.

About Mastercard Incorporated

Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry.  Our global payments processing network connects consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories.  Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone.  Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.

Forward-Looking Statements

This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.

Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•
regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates, surcharging and the extension of current regulatory activity to additional jurisdictions or products)

•	the impact of preferential or protective government actions

•	regulation of privacy, data protection, security and the digital economy

•
regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter terrorist financing, economic sanctions and anti-corruption; account-based payment systems; issuer practice regulation; and regulation of internet and digital transactions)

•	the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions

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•	potential or incurred liability and limitations on business related to any litigation or litigation settlements

•	the impact of competition in the global payments industry (including disintermediation and pricing pressure)

•	the challenges relating to rapid technological developments and changes

•	the challenges relating to operating real-time account-based payment system and to working with new customers and end users

•	the impact of information security incidents, account data breaches, fraudulent activity or service disruptions

•
issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation)

•	the impact of our relationships with other stakeholders, including merchants and governments

•	exposure to loss or illiquidity due to our role as guarantor, as well as other contractual obligations

•	the impact of global economic, political, financial and societal events and conditions

•	reputational impact, including impact related to brand perception

•	the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture

•	issues related to acquisition integration, strategic investments and entry into new businesses

•	issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2018 and any subsequent reports on Forms 10-Q and 8-K.

###

Contacts:
Investor Relations: Warren Kneeshaw or Gina Accordino, investor.relations@mastercard.com, 914-249-4565.
Media Relations: Seth Eisen, Seth.Eisen@mastercard.com, 914-249-3153.

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions, except per share data)
Net Revenue	$4,113	$3,665	$8,002	$7,245
Operating Expenses
General and administrative	1,369	1,184	2,736	2,505
Advertising and marketing	225	205	417	402
Depreciation and amortization	122	115	239	235
Provision for litigation	—	225	—	342
Total operating expenses	1,716	1,729	3,392	3,484
Operating income	2,397	1,936	4,610	3,761
Other Income (Expense)
Investment income	24	31	51	48
Gains (losses) on equity investments, net	143	—	148	—
Interest expense	(51)	(48)	(97)	(91)
Other income (expense), net	6	3	10	7
Total other income (expense)	122	(14)	112	(36)
Income before income taxes	2,519	1,922	4,722	3,725
Income tax expense	471	353	812	664
Net Income	$2,048	$1,569	$3,910	$3,061

Basic Earnings per Share	$2.01	$1.50	$3.82	$2.92
Basic weighted-average shares outstanding	1,020	1,043	1,023	1,047
Diluted Earnings per Share	$2.00	$1.50	$3.80	$2.91
Diluted weighted-average shares outstanding	1,025	1,049	1,028	1,053

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MASTERCARD INCORPORATED
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30, 2019	December 31, 2018
	(in millions, except per share data)
ASSETS
Cash and cash equivalents	$5,691	$6,682
Restricted cash for litigation settlement	662	553
Investments	809	1,696
Accounts receivable	2,607	2,276
Settlement due from customers	1,549	2,452
Restricted security deposits held for customers	1,061	1,080
Prepaid expenses and other current assets	1,786	1,432
Total Current Assets	14,165	16,171
Property, equipment and right-of-use assets, net of accumulated depreciation of $970 and $847, respectively	1,348	921
Deferred income taxes	478	570
Goodwill	3,524	2,904
Other intangible assets, net of accumulated amortization of $1,250 and $1,175, respectively	1,232	991
Other assets	3,984	3,303
Total Assets	$24,731	$24,860
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Accounts payable	$432	$537
Settlement due to customers	1,330	2,189
Restricted security deposits held for customers	1,061	1,080
Accrued litigation	935	1,591
Accrued expenses	4,752	4,747
Current portion of long-term debt	—	500
Other current liabilities	987	949
Total Current Liabilities	9,497	11,593
Long-term debt	7,806	5,834
Deferred income taxes	95	67
Other liabilities	2,224	1,877
Total Liabilities	19,622	19,371

Commitments and Contingencies

Redeemable Non-controlling Interests	74	71

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,389 and 1,387 shares issued and 1,005 and 1,019 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 11 and 12 issued and outstanding, respectively	—	—
Additional paid-in-capital	4,675	4,580
Class A treasury stock, at cost, 385 and 368 shares, respectively	(29,454)	(25,750)
Retained earnings	30,517	27,283
Accumulated other comprehensive income (loss)	(730)	(718)
Total Stockholders’ Equity	5,008	5,395
Non-controlling interests	27	23
Total Equity	5,035	5,418
Total Liabilities, Redeemable Non-controlling Interests and Equity	$24,731	$24,860

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2019	2018
	(in millions)
Operating Activities
Net income	$3,910	$3,061
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	623	578
Depreciation and amortization	239	235
(Gains) losses on equity investments, net	(148)	—
Share-based compensation	130	98
Deferred income taxes	65	(107)
Other	12	5
Changes in operating assets and liabilities:
Accounts receivable	(327)	(195)
Settlement due from customers	903	(158)
Prepaid expenses	(1,015)	(843)
Accrued litigation and legal settlements	(641)	231
Restricted security deposits held for customers	(19)	(93)
Accounts payable	(105)	(86)
Settlement due to customers	(858)	(109)
Accrued expenses	(13)	81
Net change in other assets and liabilities	92	(174)
Net cash provided by operating activities	2,848	2,524
Investing Activities
Purchases of investment securities available-for-sale	(386)	(705)
Purchases of investments held-to-maturity	(124)	(242)
Proceeds from sales of investment securities available-for-sale	935	412
Proceeds from maturities of investment securities available-for-sale	219	171
Proceeds from maturities of investments held-to-maturity	237	646
Purchases of property and equipment	(174)	(172)
Capitalized software	(150)	(79)
Purchases of equity investments	(386)	(21)
Acquisition of businesses, net of cash acquired	(723)	—
Other investing activities	(2)	(16)
Net cash used in investing activities	(554)	(6)
Financing Activities
Purchases of treasury stock	(3,741)	(2,881)
Dividends paid	(677)	(525)
Proceeds from debt	1,980	991
Payment of debt	(500)	—
Contingent consideration paid	(199)	—
Tax withholdings related to share-based payments	(120)	(73)
Cash proceeds from exercise of stock options	91	67
Other financing activities	6	5
Net cash used in financing activities	(3,160)	(2,416)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(26)	74
Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(892)	176
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	8,337	7,592
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$7,445	$7,768

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months Ended June 30, 2019
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$478	5.4%	10.6%	$318	9.3%	6,217	19.2%	$160	13.4%	1,705	824
Canada	46	3.9%	7.6%	44	7.7%	710	11.8%	2	6.9%	6	62
Europe	479	10.1%	18.6%	320	20.6%	9,588	30.8%	159	14.7%	1,171	563
Latin America	110	9.6%	15.9%	71	20.2%	2,721	24.5%	39	9.0%	298	192
Worldwide less United States	1,112	7.7%	14.3%	752	14.7%	19,237	25.2%	360	13.4%	3,178	1,640
United States	486	9.9%	9.9%	427	11.1%	7,558	10.1%	59	1.9%	337	456
Worldwide	1,598	8.4%	12.9%	1,179	13.4%	26,795	20.5%	419	11.6%	3,515	2,096
Mastercard Credit and Charge Programs
Worldwide less United States	559	2.6%	9.5%	520	10.0%	9,556	18.1%	39	4.5%	184	668
United States	237	12.5%	12.5%	228	12.6%	2,559	13.8%	9	8.1%	9	235
Worldwide	796	5.3%	10.4%	748	10.8%	12,115	17.2%	49	5.1%	193	903
Mastercard Debit Programs
Worldwide less United States	553	13.5%	19.6%	232	27.1%	9,681	33.1%	321	14.6%	2,994	972
United States	249	7.6%	7.6%	199	9.4%	5,000	8.3%	50	0.8%	328	221
Worldwide	802	11.6%	15.6%	431	18.3%	14,680	23.4%	371	12.5%	3,322	1,194

	For the 6 Months Ended June 30, 2019
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$937	4.9%	10.5%	$624	9.4%	11,841	18.8%	$313	12.8%	3,356	824
Canada	85	2.3%	6.8%	81	6.7%	1,320	11.0%	4	7.7%	11	62
Europe	908	7.8%	18.0%	607	19.5%	17,894	29.8%	301	15.1%	2,216	563
Latin America	215	6.2%	14.7%	138	19.0%	5,195	22.3%	76	7.7%	576	192
Worldwide less United States	2,144	6.1%	13.8%	1,450	14.1%	36,250	24.2%	694	13.1%	6,159	1,640
United States	937	8.7%	8.7%	819	10.1%	14,450	9.3%	118	0.1%	659	456
Worldwide	3,081	6.9%	12.2%	2,269	12.7%	50,700	19.5%	812	11.0%	6,817	2,096
Mastercard Credit and Charge Programs
Worldwide less United States	1,089	1.5%	9.2%	1,012	9.6%	18,163	16.9%	77	4.3%	357	668
United States	449	10.9%	10.9%	431	11.4%	4,809	12.7%	18	1.1%	17	235
Worldwide	1,538	4.1%	9.7%	1,443	10.2%	22,972	16.0%	95	3.7%	374	903
Mastercard Debit Programs
Worldwide less United States	1,055	11.4%	19.0%	438	26.1%	18,087	32.4%	617	14.4%	5,802	972
United States	487	6.8%	6.8%	387	8.7%	9,642	7.6%	100	(0.1)%	642	221
Worldwide	1,543	9.9%	14.8%	826	17.3%	27,729	22.6%	717	12.1%	6,444	1,194

	For the 3 months ended June 30, 2018
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$453	16.9%	14.1%	$307	14.7%	5,215	21.2%	$146	12.6%	1,533	732
Canada	44	13.8%	9.2%	42	9.6%	635	11.1%	2	(1.0)%	6	58
Europe	435	22.0%	19.6%	286	23.2%	7,328	30.7%	149	13.2%	1,054	499
Latin America	100	8.7%	17.2%	64	22.0%	2,186	20.2%	37	9.6%	272	172
Worldwide less United States	1,032	18.0%	16.4%	699	18.4%	15,364	24.9%	333	12.5%	2,864	1,461
United States	442	9.4%	9.4%	384	10.5%	6,866	9.8%	58	2.9%	340	419
Worldwide	1,475	15.3%	14.2%	1,083	15.5%	22,230	19.8%	391	10.9%	3,204	1,880
Mastercard Credit and Charge Programs
Worldwide less United States	545	14.9%	12.8%	505	13.9%	8,090	15.6%	40	0.4%	180	615
United States	211	7.6%	7.6%	202	8.2%	2,248	7.3%	9	(4.4)%	9	211
Worldwide	756	12.8%	11.3%	707	12.2%	10,338	13.7%	49	(0.5)%	189	826
Mastercard Debit Programs
Worldwide less United States	487	21.7%	20.8%	194	32.0%	7,274	37.2%	293	14.3%	2,684	846
United States	232	11.2%	11.2%	182	13.2%	4,618	11.0%	50	4.3%	331	208
Worldwide	718	18.1%	17.5%	376	22.2%	11,892	25.7%	343	12.8%	3,015	1,054

	For the 6 Months ended June 30, 2018
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$893	17.9%	13.6%	$604	13.1%	9,971	19.6%	$289	14.5%	3,002	732
Canada	83	14.2%	9.3%	80	9.7%	1,189	10.8%	4	1.7%	12	58
Europe	842	26.2%	19.2%	555	22.6%	13,789	30.1%	287	13.1%	1,991	499
Latin America	202	13.2%	17.1%	129	22.1%	4,248	17.3%	73	9.3%	536	172
Worldwide less United States	2,020	20.5%	16.0%	1,367	17.4%	29,197	23.5%	653	13.2%	5,541	1,461
United States	862	10.0%	10.0%	744	10.8%	13,225	9.9%	118	5.1%	668	419
Worldwide	2,882	17.2%	14.1%	2,111	15.0%	42,422	18.9%	771	11.9%	6,209	1,880
Mastercard Credit and Charge Programs
Worldwide less United States	1,073	16.8%	12.2%	993	13.3%	15,534	14.8%	80	0.2%	350	615
United States	405	8.3%	8.3%	387	8.5%	4,268	7.2%	18	3.7%	17	211
Worldwide	1,478	14.3%	11.1%	1,380	11.9%	19,802	13.1%	98	0.9%	367	826
Mastercard Debit Programs
Worldwide less United States	947	25.1%	20.7%	374	30.0%	13,663	35.3%	573	15.3%	5,191	846
United States	456	11.5%	11.5%	356	13.4%	8,957	11.2%	100	5.4%	651	208
Worldwide	1,404	20.4%	17.5%	730	21.3%	22,620	24.6%	673	13.7%	5,842	1,054

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.
Effective Q1 2018, our operational metrics reflect the impact of the Venezuela deconsolidation.

Mastercard Incorporated - Page 11

Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.

The Mastercard payment product is comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.

Performance information for prior periods can be found in the “Investor Relations” section of the Mastercard website at www.mastercard.com/investor.

Mastercard Incorporated - Page 12

Non-GAAP Reconciliations (QTD)

	Three Months Ended June 30, 2019
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,716	58.3%	$122	18.7%	$2,048	$2.00
(Gains) losses on equity investments [1]	**	**	(143)	(0.2)%	(111)	(0.11)
Non-GAAP	$1,716	58.3%	$(21)	18.5%	$1,937	$1.89

	Three Months Ended June 30, 2018
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,729	52.8%	$(14)	18.3%	$1,569	$1.50
Litigation provisions [2]	$(225)	6.2%	**	0.5%	175	0.17
Non-GAAP	$1,504	59.0%	$(14)	18.8%	$1,744	$1.66

	Three Months Ended June 30, 2019 as compared to the Three Months Ended June 30, 2018
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	12%	(1)%	5.4 ppt	0.4 ppt	31%	33%
(Gains) losses on equity investments [1,3]	**	**	**	(0.2) ppt	(7)%	(7)%
Litigation provisions [2]	**	15%	(6.2) ppt	(0.4) ppt	(12)%	(12)%
Non-GAAP	12%	14%	(0.7) ppt	(0.3) ppt	11%	14%
Foreign currency [4]	3%	2%	0.3 ppt	0.2 ppt	4%	4%
Non-GAAP - currency-neutral	15%	17%	(0.4) ppt	(0.1) ppt	15%	17%
Note: Tables may not sum due to rounding.
** Not applicable
1 Q2’19 net unrealized gains of $143 million ($111 million million after tax, or $0.11 per diluted share), primarily related to unrealized fair market value adjustments on marketable equity investments.
2 Q2’18 pre-tax charges of $225 million ($175 million after tax, or $0.17 per diluted share) related to the U.S. merchant class litigation, the filed and anticipated opt-out U.S. merchant cases and litigation settlements with U.K. merchants
3 For the three months ended June 30, 2019, Mastercard updated its non-GAAP methodology to exclude the impact of gains and losses on the company’s equity investments. Prior year periods were not restated, as the impact of the change was de minimis.
4 Represents the foreign currency translational and transactional impact.

Mastercard Incorporated - Page 13

Non-GAAP Reconciliations (YTD)

	Six Months Ended June 30, 2019
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,392	57.6%	$112	17.2%	$3,910	$3.80
(Gains) losses on equity investments [1]	**	**	(148)	(0.1)%	(116)	(0.11)
Tax act [2]	**	**	**	0.6%	(30)	(0.03)
Non-GAAP	$3,392	57.6%	$(36)	17.7%	$3,765	$3.66

	Six Months Ended June 30, 2018
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,484	51.9%	$(36)	17.8%	$3,061	$2.91
Litigation provisions [3]	(342)	4.7%	**	0.4%	264	0.25
Non-GAAP	$3,142	56.6%	$(36)	18.2%	$3,325	$3.16

	Six Months Ended June 30, 2019 as compared to the Six Months Ended June 30, 2018
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	10%	(3)%	5.7 ppt	(0.6) ppt	28%	31%
(Gains) losses on equity investments [1,4]	**	**	**	(0.2) ppt	(4)%	(4)%
Tax act [2]	**	**	**	0.6 ppt	(1)%	(1)%
Litigation provisions [3]	**	11%	(4.7) ppt	(0.4) ppt	(10)%	(10)%
Non-GAAP	10%	8%	1.0 ppt	(0.6) ppt	13%	16%
Foreign currency [5]	4%	3%	0.4 ppt	0.2 ppt	4%	5%
Non-GAAP - currency-neutral	14%	11%	1.4 ppt	(0.3) ppt	18%	20%

1 Fiscal year 2019 net unrealized gains of $148 million ($116 million after tax, or $0.11 per diluted share), respectively, primarily related to unrealized fair market value adjustments on marketable equity investments.
2 Fiscal year 2019 net tax benefit of $30 million ($0.03 per diluted share) related to a reduction to the company’s transition tax liability, resulting from final transition tax regulations issued in January 2019.
3 Fiscal year 2018 pre-tax charges of $225 million ($175 million after tax, or $0.17 per diluted share) related to the U.S. merchant class litigation, the filed and anticipated opt-out U.S. merchant cases and litigation settlements with U.K. merchants and $117 million ($89 million after tax, or $0.08 per diluted share) related to litigation settlements with Pan-European and U.K. merchants and an increase in the reserve for the company’s U.S. merchant opt-out cases.
4 For the six months ended June 30, 2019, Mastercard updated its non-GAAP methodology to exclude the impact of gains and losses on the company’s equity investments. Prior year periods were not restated, as the impact of the change was de minimis.
5 Represents the foreign currency translational and transactional impact.